Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated February 13, 2004 relating to the financial statements of Trans Digital Technologies Corporation appearing in the Company’s Current Report on Form 8-K filed on April 29, 2004.

We also consent to the reference to us under the caption “Experts” in the prospectus.

Boston, Massachusetts	/s/ BDO Seidman, LLP
December 13, 2004